UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

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GREEN BRICK PARTNERS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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NOTICE OF CHANGE OF LOCATION OF
GREEN BRICK PARTNERS, INC.
2020 ANNUAL MEETING OF STOCKHOLDERS

PLANO, Texas, June 9, 2020 — Green Brick Partners, Inc. (Nasdaq: GRBK) (“we,” “Green Brick” or the “Company”) provided notice today of a change of the location for the Company’s 2020 Annual Meeting of Stockholders (the “Annual Meeting”).

Due to the public health impact and travel concerns related to the COVID-19 pandemic, as well as protocols imposed by federal, state and local governments, the Company has decided to hold the Annual Meeting in a virtual-only meeting format on Tuesday, June 23, 2020, at 10:00 a.m. Central Time. You will not be able to attend the Annual Meeting in person. We expect this modification in meeting format to be effective for this year only due to the public health impact of, safety protocols imposed by governmental authorities as a result of, and travel concerns related to, the COVID-19 pandemic and intend to return to an in-person annual meeting in future years after public health conditions have improved.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to attend the Annual Meeting if you were a stockholder of record as of the close of business on April 28, 2020 (the “Record Date”), or you were a beneficial holder on the Record Date and you register in advance and hold a legal proxy for the Annual Meeting provided by your bank, broker, or nominee. You will be able to virtually attend the Annual Meeting via the internet by accessing www.virtualshareholdermeeting.com/GRBK2020 and entering the 16-digit control number on the proxy card or Notice of Internet Availability of Proxy Materials you previously received.

Whether or not you plan to attend the virtual-only annual meeting, we encourage you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. If you have already voted your shares by mailing in a proxy, or voted via telephone or internet, you do not need to take any further action. If you have not already voted your shares in advance, you will be able to vote your shares electronically during the Annual Meeting by following the instructions available on the meeting website. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. Additionally, the 2019 Annual Report and 2020 Proxy Statement are available at www.proxyvote.com.

About Green Brick Partners, Inc.:
Green Brick Partners, Inc. (Nasdaq: GRBK) is a diversified homebuilding and land development company. Green Brick owns a controlling interest in five homebuilders in Dallas, Texas (CB JENI Homes, Normandy Homes, Southgate Homes, Centre Living Homes, and Trophy Signature Homes), as well as a homebuilder in Atlanta, Georgia (The Providence Group) and a homebuilder in Port St. Lucie, Florida (GHO Homes). Green Brick also owns a noncontrolling interest in Challenger Homes in Colorado Springs, Colorado and retains interests in related financial services platforms, including Green Brick Title, Providence Group Title, and Green Brick Mortgage. The Company is engaged in all aspects of the homebuilding process, including land acquisition and development, entitlements, design, construction, marketing, and sales for its residential neighborhoods and master planned communities. For more information about Green Brick’s homebuilding partners and financial services platforms, please visit https://greenbrickpartners.com/team-builders/.

Contact: Richard A Costello
Chief Financial Officer
(469) 573-6755